Exhibit 7(c)
VARIABLE ANNUITY REINSURANCE AGREEMENT
This Agreement is effective July 17, 2000
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(Hereinafter called the “CEDING COMPANY”)
Cincinnati, Ohio
and
ACE TEMPEST LIFE REINSURANCE LTD.
(Hereinafter called the “REINSURER”)
Hamilton, Bermuda

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TABLE OF CONTENTS

	ARTICLE	PAGE
Access to Records	XI	16
Arbitration	XV	18
Automatic Provisions	IV	10
Currency	XIII	17
Definitions	I	3
Effective Date, Term, and Termination	III	8
Experience Rating	VIII	14
Insolvency	XIV	17
Interim Claim Reporting and Security	VII	13
Litigation	X	15
Miscellaneous	XVII	19
Notices	XVIII	20
Offset	XVI	19
Parties to the Agreement	II	7
Premium Accounting	V	11
Reinsurance Claim Settlement	VI	12
Reserves	IX	14
Unintentional Errors, Misunderstandings, or Omissions	XII	17
SCHEDULES

A	Description of Guaranteed Minimum Death Benefits (GMDBs)
B-1	Contracts Subject to this Reinsurance Agreement
B-2	Investment Funds Subject to this Reinsurance Agreement
C-1	Limits and Rules of CEDING COMPANY
C-2	Limits and Rules of the REINSURER
D	MONTHLY REINSURANCE PREMIUM RATES by CONTRACT TYPE & GMDB TYPE
E	Monthly Deductible Rate by CONTRACT TYPE and GMDB TYPE
F	MONTHLY FORMULA CLAIM LIMIT RATE by CONTRACT TYPE & GMDB TYPE
G	DOLLAR CLAIM LIMIT RATE by CONTRACT TYPE and GMDB TYPE
H	REINSURER Quota Share of Risk
I	CEDING COMPANY Reporting Format and Data Requirements
J	Surplus Position of REINSURER

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ARTICLE I — DEFINITIONS

A. DURATION OF AGREEMENT:

EFFECTIVE DATE:	July 17, 2000

ANNUAL VALUATION DATE:	June 30

BUSINESS DAY	Any day that securities are traded on the New York Stock Exchange

MONTHLY VALUATION DATE:	The last BUSINESS DAY of each month

REINSURANCE TERM:	180 months measured from the MONTHLY VALUATION DATE following each contract’s inclusion in the Agreement.

ANNUAL VALUATION PERIOD:	Extends from July 1 until the following June 30, except for the initial period, which begins July 17 rather than July 1.

TERMINATION DATE	End of REINSURANCE TERM for the last contract accepted under this agreement

B. CONTRACT DEFINITIONS:

ANNUITY CONTRACT:	An individual variable annuity contract issued by the CEDING COMPANY that is reinsured under this Agreement.

ACTIVE CONTRACT:	An ANNUITY CONTRACT that remains in effect and has not been terminated due to death, lapse, surrender or some other valid contingency and has not been annuitized.

RETAIL ANNUITY PREMIUMS:	Contributions made to the ANNUITY CONTRACT on behalf of the contract owner, commonly referred to as purchase payments, premiums, or deposits.

CONTRACT TYPE:	One of the ANNUITY CONTRACT forms specified in Schedule B-1.

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GMDB TYPE:	One of the Guaranteed Minimum Death Benefits specified in Schedule A, applicable to ANNUITY CONTRACTS.

C. REINSURED AMOUNT DEFINITIONS:

REINSURED GMDB AMOUNT:	The contractually determined minimum value payable on death of the annuitant under an ANNUITY CONTRACT, subject to the CONTRACT TYPE and GMDB TYPE, times the REINSURER’s quota share of risk as shown in Schedule H.

REINSURED ACCOUNT VALUE:	For each ACTIVE CONTRACT, the sum of the invested assets in the investment funds shown in Schedule B-2 as it appears in the records of CEDING COMPANY, times the REINSURER’s quota share of risk, as shown in Schedule H.

D. REINSURANCE PREMIUM DEFINITIONS:

AGGREGATE MONTHLY GMDB:	The sum of the REINSURED GMDB AMOUNT, calculated on each MONTHLY VALUATION DATE, for all ACTIVE CONTRACTS covered by this Agreement.

AGGREGATE MONTHLY ACCOUNT VALUES:	The sum of the contract’s REINSURED ACCOUNT VALUE, calculated on each MONTHLY VALUATION DATE, for all ACTIVE CONTRACTS covered by this Agreement.

MONTHLY REINSURANCE PREMIUM RATE:	The numerical value provided in Schedule D, for each CONTRACT TYPE and GMDB TYPE.

MONTHLY REINSURANCE PREMIUM:	The sum of the MONTHLY REINSURANCE PREMIUM RATE times the greater of the REINSURED GMDB AMOUNT or the REINSURED ACCOUNT VALUE for each ACTIVE CONTRACT, on each MONTHLY VALUATION DATE.

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REINSURANCE PREMIUM DUE DATE:	The MONTHLY VALUATION DATE.

REMITTANCE DATE:	Thirty (30) days after the REINSURANCE PREMIUM DUE DATE

E. REINSURANCE CLAIM DEFINITIONS:

GMDB CLAIM:	The excess of the REINSURED GMDB AMOUNT over the REINSURED ACCOUNT VALUE, if a positive value, on the date that CEDING COMPANY calculates the GMDB under the terms of the applicable CONTRACT TYPE.

AGGREGATE GMDB CLAIM:	The sum of all GMDB CLAIMS calculated on the TERMINATION DATE.

MONTHLY DEDUCTIBLE RATE:	A numerical value provided in Schedule E for each CONTRACT TYPE and GMDB TYPE combination.

MONTHLY DEDUCTIBLE:	The MONTHLY DEDUCTIBLE RATE times the AGGREGATE MONTHLY GMDB. The MONTHLY DEDUCTIBLE is calculated on each MONTHLY VALUATION DATE.

AGGREGATE DEDUCTIBLE:	The cumulative MONTHLY DEDUCTIBLE over all MONTHLY VALUATION DATES calculated on the TERMINATION DATE.

PRELIMINARY EXCESS CLAIM:	The excess, if any, of the AGGREGATE GMDB CLAIM over the AGGREGATE DEDUCTIBLE.

INTERIM CLAIM POSITION:	The cumulative sum of all GMDB CLAIMS less the cumulative sum of all MONTHLY DEDUCTIBLES, measured on each ANNUAL VALUATION DATE prior to the TERMINATION DATE..

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MONTHLY ELAPSED RATIO:	Measured on each MONTHLY VALUATION DATE as the number of months that this Agreement has been in effect divided by 204, where month 1 is July 2000 and month 204 is June 2017.

F. REINSURANCE CLAIM LIMIT DEFINITIONS:

FORMULA CLAIM LIMIT RATE:	A numerical value provided in Schedule F for each CONTRACT TYPE and GMDB TYPE combination.

FORMULA CLAIM LIMIT:	The FORMULA CLAIM LIMIT RATE times the AGGREGATE MONTHLY GMDB for each CONTRACT TYPE and GMDB TYPE. The FORMULA CLAIM LIMIT is calculated on each MONTHLY VALUATION DATE.

AGGREGATE FORMULA CLAIM LIMIT:	The cumulative sum of the FORMULA CLAIM LIMITS over all MONTHLY VALUATION DATES calculated on the TERMINATION DATE.

DOLLAR CLAIM LIMIT RATE:	A value provided in Schedule G for each CONTRACT TYPE and GMDB TYPE combination.

DOLLAR CLAIM LIMIT:	The DOLLAR CLAIM LIMIT RATE times the total RETAIL ANNUITY PREMIUMS attributable to each CONTRACT TYPE and GMDB TYPE combination, times the quota share percentage in Schedule H.

AGGREGATE DOLLAR CLAIM LIMIT:	The sum of the DOLLAR CLAIM LIMITS for each of the CONTRACT TYPE and GMDB TYPE combinations as calculated on the TERMINATION DATE.

FINAL EXCESS CLAIM:	The lesser of the PRELIMINARY EXCESS CLAIMS, the AGGREGATE FORMULA CLAIM LIMIT, and the AGGREGATE DOLLAR CLAIM LIMIT.

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ARTICLE II — PARTIES TO THE AGREEMENT
This Agreement shall be binding upon, and shall inure solely to the benefit of, the CEDING COMPANY and the REINSURER. This Agreement shall not and is not intended to create any legal relationship between the REINSURER and any third party, including without limitation, annuitants, contract owners, certificate owners, beneficiaries, applicants or assignees under any ACTIVE CONTRACT.

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ARTICLE III — EFFECTIVE DATE, TERM AND TERMINATION
A.	The effective date of this Agreement is July 17, 2000. The Agreement covers individual ANNUITY CONTRACTs issued by the CEDING COMPANY that:
(i)	are identified by form in Schedule B-1;

(ii)	have accounts invested in the investment funds listed in Schedule B-2;

(iii)	are issued on and after the EFFECTIVE DATE and prior to the termination date described in Section B below;

(iv)	are issued within the limits and rules described in Schedule C-1; and

(v)	are incompliance with all of the other terms and provisions of this Agreement;
said contracts being herein defined as the ANNUITY CONTRACTS. The Agreement remains effective for ANNUITY CONTRACTS subject to the terms and conditions of this Agreement, through the TERMINATION DATE, unless terminated pursuant to the paragraphs listed below.
B.	This Agreement will terminate for new ANNUITY CONTRACTS issued by the CEDING COMPANY on the earlier of (i) June 30, 2002 or (ii) the date that cumulative RETAIL ANNUITY PREMIUMS exceed the limits provided in Schedule C-2. RETAIL ANNUITY PREMIUMS paid on an ACTIVE CONTRACT subsequent to issue are unaffected by the limits provided in schedule C-2, paragraph 4.

C.	This Agreement will terminate with respect to each ANNUITY CONTRACT subject to it, as of the last date of the REINSURANCE TERM for each ANNUITY CONTRACT.

D.	The CEDING COMPANY shall have the option of terminating this Agreement for new business, existing business, or both, by giving ninety (90) days advance notice to the REINSURER, after the occurrence of any of the following:
1.	REINSURER’s A.M. Best Rating is reduced to a “B” or lower. REINSURER must report any change in A.M Best Rating to CEDING COMPANY within fifteen (15) days of the change;

2.	An order is entered appointing a receiver, conservator or trustee for management of REINSURER or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of REINSURER;

3.	REINSURER’s U.S. GAAP surplus position is reduced to [REDACTED] of its U.S. GAAP surplus position as of December 31, 1999. The REINSURER must report such a reduction within fifteen (15) days after it occurs. The REINSURER’s surplus position as of December 31, 1999 is provided in Schedule J.

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4.	The REINSURER fails to satisfy the INTERIM CLAIM POSITION in accordance with Article VII, provided that the CEDING COMPANY’s notice of termination identifies whether new contracts, existing contracts or both will be subject to termination, and provided further than the CEDING COMPANY’s notice of termination shall be deemed withdrawn if the REINSURER satisfies the INTERIM CLAIM POSITION within 90 days after the date the CEDING COMPANY’s notice of termination is given.
E.	The REINSURER shall have the option of terminating this Agreement for new contracts, existing contracts or both by giving ninety (90) days advance notice to the CEDING COMPANY after the occurrence of any of the following:
1.	The CEDING COMPANY fails to provide timely submissions of data in accordance with Schedule I, provided that the REINSURER’s notice of termination identifies whether new contracts, existing contracts or both will be terminated and provided further that the REINSURER’s notice of termination shall be deemed withdrawn if the CEDING COMPANY, within 90 days after the date the REINSURER’s notice of termination is given, provides to the REINSURER all data submissions then in arrears.

2.	The CEDING COMPANY fails to pay a premium due on or before the REMITTANCE DATE. In the event that a premium due is not paid by the REMITTANCE DATE, the REINSURER shall have the right to terminate this agreement by giving ninety (90) days advance notice of termination to the CEDING COMPANY. If all premiums in default are received by the REINSURER within the ninety (90) day notice period, the Agreement will remain in effect. As of the close of the last day of the ninety (90) day notice period, the REINSURER’S liability for all risks reinsured associated with the defaulted premiums under this Agreement will terminate.
F.	Notwithstanding termination of reinsurance as provided herein, the CEDING COMPANY shall continue to be liable to the REINSURER for all unpaid reinsurance premiums earned by the REINSURER under this Agreement prior to termination. Any net amounts due from either party after termination are subject to an annual interest charge equal to the 3 month LIBOR rate as of the REMITTANCE DATE as published in the Wall Street Journal, plus [REDACTED], applied daily as rate/365. Interest is assessed from the REMITTANCE DATE until the date paid.

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ARTICLE IV — AUTOMATIC PROVISIONS
A.	Subject to Article III, on or after the EFFECTIVE DATE of this Agreement, the CEDING COMPANY shall automatically cede and the REINSURER shall automatically accept the ANNUITY CONTRACTS that are covered by this Agreement.

B.	This Agreement covers only the liability for GMDB CLAIMS paid under ANNUITY CONTRACT forms or benefit rider forms that were reviewed by the REINSURER prior to their issuance. Benefit rider forms, contract forms, as supplemented by additional materials, are listed on Schedule B-1. If the CEDING COMPANY intends to cede to the REINSURER a liability with respect to a new or revised contract form or benefit rider form, it must provide written notice to the REINSURER of such intention together with a copy of the new or revised contract form or rider form, and a revised Schedule B-1. The REINSURER will approve or disapprove any new or revised contract forms or benefit rider form within fifteen (15) working days of the date it receives notification and a copy thereof.

C.	This Agreement covers only the liability for GMDB CLAIMS paid under ANNUITY CONTRACTs invested in investment funds listed on Schedule B-2. If the CEDING COMPANY intends to cede to the REINSURER a liability with respect to a new or revised investment fund it must provide written notice to the REINSURER of such intention together with a copy of the new or revised investment fund, and a revised Schedule B-2, within thirty (30) days of the fund’s initial availability. The CEDING COMPANY may add new or revise investment funds without REINSURER approval.

D.	The CEDING COMPANY also intends that each variable investment option meet the additional diversification requirements that are applicable to insurance company separate accounts under Subchapter L of the Internal Revenue Code.

E.	If a variable investment option fails to qualify under Subchapter L or of the Internal Revenue Code and the CEDING COMPANY does not take appropriate steps to bring the variable investment option in compliance with these regulations, the REINSURER’s liability with respect to the variable investment option can be terminated, with 180 days written notice to the CEDING COMPANY. The REINSURER’s liability with respect to any variable investment option will be determined by multiplying the REINSURED GMDB AMOUNT by the proportion of the variable investment option’s value to the total account value. If the REINSURER’s liability is terminated with respect to any variable investment option, the MONTHLY REINSURANCE PREMIUM will be calculated ignoring any investment in said variable investment option. Furthermore, subsequent transfers from any variable subaccount that is not in compliance with these regulations, to any fixed account option or variable subaccount that is in compliance with these regulations, will be considered a subsequent RETAIL ANNUITY PREMIUMS for the purposes of this Agreement.

F.	If the CEDING COMPANY brings the variable investment option in compliance with Subchapter L either within the 180-day notice period or after the 180-day notice period, the REINSURER’s liability in respect to such variable investment option will be reinstated from the date the variable investment option qualifies with the regulation. The MONTHLY

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REINSURANCE PREMIUM will be determined using any investment in the variable investment account, beginning with investments as of the date the variable investment account qualifies with the regulation.
G.	The issue age limits and the total RETAIL ANNUITY PREMIUMS per life must fall within the automatic limits as shown in Schedule C-1, unless an exception is permitted by mutual agreement. The CEDING COMPANY shall provide written notice to the REINSURER of any changes in its published limits and rules identified on Schedule C-1, and the REINSURER shall have no liability pursuant to revised limits and rules unless and until the REINSURER, within fifteen (15) working days after the date it receives such notice from the CEDING COMPANY, provides written notice to the CEDING COMPANY that such revised limits and rules are acceptable.
ARTICLE V — PREMIUM ACCOUNTING
A.	If reinsurance premiums are not paid by the REMITTANCE DATE, interest in accordance with Article III, paragraph F will be assessed from the REMITTANCE DATE.

B.	On or before the REMITTANCE DATE, the CEDING COMPANY shall forward to the REINSURER its statement of account and data requirements as set forth in Schedule I together with its remittance for the MONTHLY REINSURANCE PREMIUM as shown therein as well as any premium adjustments from the prior period.

C.	If the amounts due cannot be determined by the REMITTANCE DATE, the CEDING COMPANY shall have ninety (90) days to determine the appropriate premium and remit with interest in accordance with Article III, paragraph F.

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ARTICLE VI — REINSURANCE CLAIM SETTLEMENT
A.	The CEDING COMPANY is solely responsible for payment of its claims under the ANNUITY CONTRACT. The CEDING COMPANY shall provide the REINSURER with proof of claim, proof of claim payment and any other claim documentation requested by the REINSURER in accordance with Schedule I.

B.	A final statement of accounts prepared by the CEDING COMPANY is due sixty (60) days after the TERMINATION DATE. On or before this date, the CEDING COMPANY shall forward to the REINSURER its final statement of account as set forth in Schedule I. Based on the statement of account, if the FINAL EXCESS CLAIM is greater than zero, the REINSURER shall pay the FINAL EXCESS CLAIM within thirty (30) days after receiving the final statement of accounts from the CEDING COMPANY. If the FINAL EXCESS CLAIM is not paid within thirty (30) days of receiving the statement of account, the FINAL EXCESS CLAIM is subject to an interest charge in accordance with Article III, Paragraph F.

C.	The CEDING COMPANY shall have six (6) months after the end of the REINSURANCE TERM is reached by all contracts covered by this Agreement to submit to REINSURER an amended final statement of account. Any amounts owed by either the CEDING COMPANY or the REINSURER, based on the amended final statement of account, must be paid within thirty (30) days of receipt of the amended final statement. If the amount owed is not paid within thirty (30) days of receiving the statement of account, the amount owed is subject to an interest charge in accordance with Article III, Paragraph F.

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ARTICLE VII — INTERIM CLAIM REPORTING AND SECURITY
A.	If, at the end of any ANNUAL VALUATION PERIOD, the INTERIM CLAIM POSITION is a positive value, the REINSURER must make provision for the INTERIM CLAIM POSITION within thirty (30) days after receipt of the CEDING COMPANY’S statement of account. Provision for the INTERIM CLAIM POSITION will be satisfied by the REINSURER if either:
1.	unencumbered assets held in a licensed trust in a qualified United States financial institution, as defined below, subject to withdrawal solely by, and under the exclusive control of the CEDING COMPANY, are at least as great as the INTERIM CLAIM POSITION as of the end of the ANNUAL VALUATION PERIOD; or

2.	cash or marketable securities are transferred to the CEDING COMPANY in an amount at least as great as the INTERIM CLAIM POSITION as of the end of the ANNUAL VALUATION PERIOD, with the actual investment earnings on the proceeds assigned to the REINSURER; or

3.	clean, irrevocable, unconditional letters of credit, issued or confirmed by a qualified United States financial institution, in an amount at least as great as the INTERIM CLAIM POSITION as of the end of the ANNUAL VALUATION PERIOD, meeting applicable standards of issuer acceptability as of the dates of their issuance are provided to the CEDING COMPANY; or

4.	a combination of (1), (2) and (3), such that the sum available to the CEDING COMPANY is at least as great as the INTERIM CLAIM POSITION.
B.	If, at the end of any ANNUAL VALUATION PERIOD, the INTERIM CLAIM POSITION is a negative value, the CEDING COMPANY will set up a reserve for the REINSURER in the amount of the negative value which will serve as an offset against any future positive values at the end of any subsequent ANNUAL VALUATION PERIOD. If there is an amount in such reserve at the end of this Agreement, the reserve shall terminate and be canceled and the CEDING COMPANY shall have no liability to the REINSURER based upon such negative value or such reserve.

C.	If the INTERIM CLAIM POSITION cannot be calculated on a reasonably accurate basis, no action on the part of the REINSURER will be required, the INTERIM CLAIM POSITION will be assumed to be a negative value, and the CEDING COMPANY may, at its sole discretion, make a reasonable approximation of the proceeds to hold on behalf of the REINSURER. Adjustments will then be made to reflect the actual INTERIM CLAIM POSITION within thirty (30) days after its determination.

D.	A qualified United States financial institution means an institution that satisfies (1) or (2) below:

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1.	The institution is organized, or in the case of a United States office of a foreign banking organization, is licensed, under the laws of the United States or any state in the United States, is regulated, supervised, and examined by federal or state authorities having regulatory authority over banks and trust companies, and has been determined by the Ohio Superintendent of Insurance to meet such standards of financial condition and standing as are considered necessary and appropriate to regulate the quality of financial institutions whose letters of credit are acceptable to the Ohio Superintendent of Insurance.

2.	The institution is eligible to act as a fiduciary of a trust, is organized, or in the case of a United States branch or agency office of a foreign banking organization, is licensed, under the laws of the United States or any state in the United States, has been granted authority to operate with fiduciary powers, and is regulated, supervised, and examined by federal or state authorities having regulatory authority over banks and trust companies.
ARTICLE VIII — EXPERIENCE RATING
If at the end of any ANNUAL VALUATION PERIOD, the INTERIM CLAIM POSITION is negative, the proceeds that the CEDING COMPANY may, at its sole discretion, establish on behalf of the REINSURER can be reduced based on the Experience Rating mechanism. The reduction is the greater of the absolute value of A or the absolute value of B, where:
     A = .5 * INTERIM CLAIM POSITION, and
     B = MONTHLY ELAPSED RATIO * INTERIM CLAIM POSITION
ARTICLE IX —RESERVES
A.	The reserve held by the REINSURER for reinsurance of the variable annuity death benefit will be determined in accordance with the NAIC Actuarial Guideline XXXIV, with reasonable adjustments for the non-proportional aspects of this Agreement. It is the intention of both the REINSURER and the CEDING COMPANY that the CEDING COMPANY qualifies for reinsurance credit in the state of Ohio for reinsurance ceded hereunder. As a non-authorized reinsurer in Ohio, REINSURER will comply with Ohio Insurance Law relating to reinsurance credit for non-authorized reinsurers, as promulgated in Ohio’s statutes on the effective date of this Agreement.

B.	Provision for the required reserve is in addition to any funds held by the REINSURER in satisfaction of the INTERIM CLAIM POSITION, as described in Article VII.

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ARTICLE X — LITIGATION
In the event any legal action is brought against the CEDING COMPANY relating to payment of the death benefit due under an ANNUITY CONTRACT, the CEDING COMPANY shall provide to the REINSURER written notice thereof, including a copy of the complaint, within ten (10) BUSINESS DAYS after the CEDING COMPANY is served with the Complaint. If the REINSURER is a party to an action brought against the CEDING COMPANY, the CEDING COMPANY shall seek agreement by the REINSURER on the selection and appointment of local counsel to represent the CEDING COMPANY in such action.

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ARTICLE XI — ACCESS TO RECORDS
A.	The CEDING COMPANY and the REINSURER, or its duly authorized representatives, shall have access at any reasonable time during regular business hours, to all records of the other, including the right to photocopy and retain copies of documents that reasonably pertain in any way to this Agreement. Books and records shall be maintained in accordance with prudent standards of insurance company record keeping and must be retained for a period of at least three (3) years after the final settlement date. Within one hundred and fifty (150) days following the end of each calendar year, the CEDING COMPANY and the REINSURER shall provide each other with copies of their respective audited financial statements.

B.	The CEDING COMPANY and the REINSURER may come into the possession or knowledge of Confidential Information of the other in fulfilling obligations under this Agreement. Each party agrees to hold such Confidential Information in the strictest confidence and to take all reasonable steps to ensure that Confidential Information is not disclosed in any form by any means by each of them or by any of their employees to third parties of any kind, other than attorneys, accountants, reinsurance intermediaries, consultants or retrocessionaires having an interest in such information, except by advance written authorization by an officer of the authorizing party; provided, however, that either party will be deemed to have satisfied its obligations as to the Confidential Information by protecting its confidentiality in the same manner that the party protects its own proprietary or confidential information of like kind, which shall be at least a reasonable manner. “Confidential Information” means any information which (1) is not generally available to or known by the public, or (2) has not been lawfully obtained or developed by either party independently and not in violation of this Agreement or from any source other than the other party, provided that such source is not bound by a duty of confidentiality to such other party, and which consists of:
1.	information or knowledge about each party’s products, processes, services, finances, customers, research, computer programs, marketing and business plans and claims management practices; and

2.	any medical or other personal, individually identifiable information about people or business entities with whom the parties do business, including customers, prospective customers, vendors, suppliers, individuals covered by insurance plans, and each party’s producers and employees; and

3.	records provided pursuant to Paragraph A, above.
C.	If either the CEDING COMPANY or the REINSURER discloses confidential information to interested parties such as, but not limited to, attorneys, accountants, reinsurance intermediaries, consultants or retrocessionaires having an interest in such information, such interested parties shall also be bound by this Article’s provisions on disclosing confidential information. The CEDING COMPANY or the REINSURER must inform the interested party of the provisions of this Article and agree to ensure that the interested parties honor the provisions.

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D.	This Article expires 3 year after the TERMINATION DATE.
ARTICLE XII — UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS
If failure to comply with any of the terms of this Agreement is shown to be the result of an unintentional error, misunderstanding or omission on the part of either the CEDING COMPANY or the REINSURER, the party adversely affected thereby will be restored to the position it would have occupied had no such error, misunderstanding or omission occurred, subject always to the correction of the error, misunderstanding or omission.
ARTICLE XIII — CURRENCY
All retentions and limits hereunder are expressed in United States dollars and all premium and loss payments shall be made in United States currency.
ARTICLE XIV — INSOLVENCY
A.	In the event of insolvency of the CEDING COMPANY, all reinsurance payments due under this Agreement from the REINSURER to the CEDING COMPANY, including amounts required to satisfy the INTERIM CLAIM POSITION, shall be payable directly by the REINSURER to the CEDING COMPANY or to its liquidator, receiver, conservator or statutory successor on the basis of the REINSURER’S liability to the CEDING COMPANY without diminution because of the insolvency of the CEDING COMPANY or because the liquidator, receiver, conservator or statutory successor of the CEDING COMPANY has failed to pay all or a portion of any claim.

B.	In the event of insolvency of the CEDING COMPANY, the liquidator, receiver, or statutory successor will immediately give written notice to the REINSURER of all pending claims against the CEDING COMPANY on any contracts reinsured. While a claim is pending, the REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses that it may deem available to the CEDING COMPANY or its liquidator, receiver, or statutory successor. The expense incurred by the REINSURER will be chargeable, subject to court approval, against the CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURER. Where two or more REINSURERS are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the CEDING COMPANY.

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ARTICLE XV — ARBITRATION
A.	As a condition precedent to any right of action hereunder, any dispute between the parties with respect to the interpretation of this Agreement or any right, obligation or liability of either party, whether such dispute arises before or after termination of this Agreement, shall be submitted to arbitration upon the written request of either party. Each party shall select an arbitrator within thirty (30) days after the written request for arbitration. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after the written request for arbitration, the other party may appoint the second arbitrator. The two arbitrators shall select an umpire within thirty (30) days after the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the umpire within thirty (30) days after the appointment of the second arbitrator, either party may submit a request to the American Arbitration Association to select an umpire, subject to the requirements for such arbitrator set forth below.

B.	The arbitrators and the umpire all shall be active or retired, disinterested executive officers of insurance or reinsurance companies. The umpire shall preside at all hearings and meetings of the panel and shall announce the decision of the panel. The majority vote of the arbitrators and the umpire shall be the decision of the panel. The decision shall be in writing signed by the majority in favor thereof.

C.	The arbitration panel shall interpret this Agreement as an agreement entered into in the highest good faith in keeping with the commercially recognized customs and practices of the insurance business and shall make its decision considering said customs and practices. The arbitration panel is released from judicial formalities and shall not be bound by strict rules of procedure and evidence. Interpreting this Agreement, should it become necessary to refer to the laws of any particular jurisdiction, the arbitration panel shall apply the laws of the state of Ohio without regard to the conflicts of laws provision thereof.

D.	The decision of the arbitration panel shall be final and binding on both parties. The arbitration panel may, at its discretion, award costs and expenses as it deems appropriate, including, but not limited to, attorneys’ fees, interest and compensatory damages. Judgment may be entered upon the final decision of the arbitration panel in any court of competent jurisdiction.

E.	All meetings and hearings before the arbitration panel shall take place in Cincinnati, Ohio unless some other place is mutually agreed upon by both parties or ordered by the panel.

F.	In the absence of a decision to the contrary by the arbitration panel, each party shall bear the expense of the arbitrator chosen by or for it and shall jointly and equally bear with the other party the expense of the umpire and of the arbitration.

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ARTICLE XVI — OFFSET
A.	Either party shall have, and may exercise at any time and from time to time, the right to offset any balance or amounts whether on account of premiums, or on account of losses or otherwise, due from one party to the other under the terms of this Agreement. However, in the event of insolvency of CEDING COMPANY subject to the provision of Article XV, offset shall only be allowed in accordance with the statutes and/or regulations of the state having jurisdiction over the insolvency.

B.	If this Agreement terminates early, both parties shall continue to be entitled to all offset credits up to the effective date of termination.
ARTICLE XVII -MISCELLANEOUS
A.	The CEDING COMPANY may assign the rights to receive, if due, any FINAL EXCESS CLAIM payable by the REINSURER at the TERMINATION DATE. Otherwise, the CEDING COMPANY and REINSURER shall not have the right to assign or transfer any portion of the rights, duties and obligations of the other party under the terms and conditions of this Agreement without the written approval of the other party.

B.	CEDING COMPANY and REINSURER agree to review the reinsurance agreement on an annual basis, including discussion of results to date, possible expansion of the reinsurance program for additional business, restructuring or recapturing the treaty, and other topics. Both parties understand that circumstances that lead to a decision to recapture or restructure will be rare and generally unforeseen at the time that the treaty is signed.

Ohio National and ACE Tempest Re	19

ARTICLE XVIII — NOTICES
A.	All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via reputable overnight carrier, sent via facsimile with evidence of successful transmission, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:
[REDACTED]
[REDACTED]
B.	Notice shall be deemed given on the date it is received in accordance with the foregoing. Any party may change the person and/or the address to which notices are to be sent by notifying the other party of such change of address in writing in accordance with the foregoing.

C.	The text of this Agreement and all Exhibits, Schedules and Amendments are considered to be the entire contract between the parties. There are no other understandings or agreements between the parties regarding the contracts reinsured other than as expressed in this Agreement. Changes or additions to this Agreement will not take effect unless made by means of a written amendment signed by both parties.

D.	In witness whereof, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.

ACE Tempest Life Reinsurance Ltd.	The Ohio National Life Insurance Company

By	By

Name	Name

Title	Title

Date	Date

Ohio National and ACE Tempest Re	20

AMENDMENT NO. 1
to the
VARIABLE ANNUITY REINSURANCE AGREEMENT
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective July 1, 2002, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be updated to properly reflect an extended term of coverage for new ANNUITY CONTRACTS, a clarification of the calculation of interest, a modification to the formula for INTERIM CLAIM POSITION, and minor wording changes. To effect this change, the following provisions of this Agreement are hereby amended:
•	Article I, Section E, REINSURANCE CLAIM DEFINITIONS, is hereby replaced by the attached Article I, Section E.

•	Article III, EFFECTIVE DATE, TERM AND TERMINATION is hereby replaced by the attached Article III.

•	Schedule C-2, Limits and Rules of the REINSURER, is hereby replaced by the attached Schedule C-2.

•	Schedule E-2, INTERIM CLAIM POSITION is hereby added to this Agreement.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	Attest:

Title:	Title:

Date:	Date:

ACE TEMPEST LIFE REINSURANCE LTD.

By:	Attest:

Title:	Title:

Date:	Date:

ARTICLE I – DEFINITIONS
E. REINSURANCE CLAIM DEFINITIONS:

GMDB CLAIM:	The excess of the REINSURED GMDB AMOUNT over the REINSURED ACCOUNT VALUE, if a positive value, on the date that CEDING COMPANY calculates the GMDB under the terms of the applicable CONTRACT TYPE.

AGGREGATE GMDB CLAIM:	The sum of all GMDB CLAIMS calculated on the TERMINATION DATE.

MONTHLY DEDUCTIBLE RATE:	A numerical value provided in Schedule E for each CONTRACT TYPE and GMDB TYPE combination.

MONTHLY DEDUCTIBLE:	The MONTHLY DEDUCTIBLE RATE times the AGGREGATE MONTHLY GMDB. The MONTHLY DEDUCTIBLE is calculated on each MONTHLY VALUATION DATE.

AGGREGATE DEDUCTIBLE:	The cumulative MONTHLY DEDUCTIBLE over all MONTHLY VALUATION DATES calculated on the TERMINATION DATE.

PRELIMINARY EXCESS CLAIM:	The excess, if any, of the AGGREGATE GMDB CLAIM over the AGGREGATE DEDUCTIBLE.

INTERIM CLAIM POSITION:	A dollar value adjusted in accordance with Schedule E-2.

MONTHLY ELAPSED RATIO:	Measured on each MONTHLY VALUATION DATE as the number of months that this Agreement has been in effect divided by 228, where month 1 is July 2000 and month 228 is June 2019.

ARTICLE III – EFFECTIVE DATE, TERM AND TERMINATION
A.	The effective date of this Agreement is July 17, 2000. Business covered by this Agreement includes individual ANNUITY CONTRACTS issued by the CEDING COMPANY that:
(i)	are identified by form in Schedule B-1;

(ii)	have accounts invested only in the investment funds listed in Schedule B-2;

(iii)	are issued on and after the EFFECTIVE DATE but prior to the termination date described in Section B below;

(iv)	are issued within the limits and rules described in Schedule C-1;

(v)	are in compliance with all of the other terms and provisions of this Agreement and Schedules; and

(vi)	are ACTIVE CONTRACTS.
Said contracts being herein defined as the ANNUITY CONTRACTS. The Agreement remains effective for ANNUITY CONTRACTS subject to the terms and conditions of this Agreement, through the TERMINATION DATE, unless terminated pursuant to the paragraphs listed below.

B.	This Agreement will terminate for new ANNUITY CONTRACTS issued by the CEDING COMPANY on the earlier of (i) June 30, 2004 or (ii) the date that cumulative RETAIL ANNUITY PREMIUMS exceed the limit provided in Schedule C-2. RETAIL ANNUITY PREMIUMS paid on an ACTIVE CONTRACT subsequent to issue are unaffected by the limit provided in schedule C-2, paragraph 4.

C.	This Agreement will terminate with respect to each ANNUITY CONTRACT covered hereunder, as of the last date of the REINSURANCE TERM for each such ANNUITY CONTRACT.

D.	The CEDING COMPANY shall have the option of terminating this Agreement for new business, existing business, or both, by giving ninety (90) days advance notice to the REINSURER, upon the occurrence of any of the following:
1.	The REINSURER’s A.M. Best Rating is reduced to a “B” or lower. The REINSURER must report any adverse change in A.M. Best Rating to CEDING COMPANY within fifteen (15) days of the change;

2.	An order is entered appointing a receiver, conservator or trustee for management of the REINSURER or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of the REINSURER;

3.	The REINSURER’s U.S. GAAP surplus position is reduced to [REDACTED] of its U.S. GAAP surplus position as of December 31, 1999. The REINSURER must report such a reduction within fifteen (15) days after it occurs. The REINSURER’s U.S. GAAP surplus position as of December 31, 1999 is provided in Schedule J.

4.	The REINSURER fails to satisfy the INTERIM CLAIM POSITION in accordance with Article VII, provided that the CEDING COMPANY’s notice of termination identifies whether new contracts, existing contracts or both will be subject to termination, and provided further than the CEDING COMPANY’s notice of termination shall be deemed withdrawn if the REINSURER satisfies the INTERIM CLAIM POSITION within 90 days after the date the CEDING COMPANY’s notice of termination is given.
E.	The REINSURER shall have the option of terminating this Agreement for new business, existing business or both by giving ninety (90) days advance notice to the CEDING COMPANY after the occurrence of any of the following:
1.	The CEDING COMPANY fails to provide any timely submission of data in accordance with Schedule I, provided that the REINSURER’s notice of termination identifies whether new contracts, existing contracts or both will be terminated and provided further that the REINSURER’s notice of termination shall be deemed withdrawn if the CEDING COMPANY, within 90 days after the date the REINSURER’s notice of termination is given, provides to the REINSURER all data submissions then in arrears.

2.	The CEDING COMPANY fails to pay a premium due on or before the REMITTANCE DATE. In the event that a premium due is not paid by the REMITTANCE DATE, the REINSURER shall have the right to terminate this agreement by giving ninety (90) days advance notice of termination to the CEDING COMPANY. If all premiums in default are received by the REINSURER within the ninety (90) day notice period, with interest calculated in accordance with the rate provided in paragraph F of this Article, the Agreement will remain in effect. As of the close of the last day of the ninety (90) day notice period, the REINSURER’S liability for all risks reinsured associated with the defaulted premiums under this Agreement will terminate.
F.	Except as otherwise provided herein, upon termination of this Agreement for existing business, REINSURER shall have no reinsurance liability with respect to any VARIABLE ANNUITY CONTRACT. Notwithstanding termination of reinsurance as provided herein, the CEDING COMPANY shall continue to be liable to the REINSURER for all unpaid reinsurance premiums earned by the REINSURER under this Agreement prior to termination. Any net amounts due from either party after termination are subject to a daily interest charge from the REMITTANCE DATE until the date paid. The daily interest rate is equal to 1/365 times the sum of (1) the 3 month LIBOR rate on the preceding MONTHLY VALUATION DATE, as published in the Wall Street Journal, and (2) [REDACTED].

AMENDMENT NO. 2
to the
VARIABLE ANNUITY REINSURANCE AGREEMENT
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective May 1, 2002, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be updated to properly reflect fund offerings. To effect this change, the following provisions of this Agreement are hereby amended:
•	Schedule B-2, Investment Funds Subject to this Reinsurance Agreement, is hereby replaced by the attached Schedule B-2.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	Attest:

Title:	Title:

Date:	Date:

ACE TEMPEST LIFE REINSURANCE LTD.

By:	Attest:

Title:	Title:

Date:	Date:

AMENDMENT NO. 3
to the
VARIABLE ANNUITY REINSURANCE AGREEMENT
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective April 1, 2002, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be updated to properly reflect new annuity forms. To effect this change, the following provisions of this Agreement are hereby amended:
•	Schedule B-1, Contracts Subject to this Reinsurance Agreement, is hereby replaced by the attached Schedule B-1.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	Attest:

Title:	Title:

Date:	Date:

ACE TEMPEST LIFE REINSURANCE LTD.

By:	Attest:

Title:	Title:

Date:	Date:

AMENDMENT NO. 4
to the
VARIABLE ANNUITY REINSURANCE AGREEMENT
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective August 19, 2002, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be updated to properly reflect an increase in the reinsurer’s share of risk after June 30, 2003. To effect this change, the following provisions of this Agreement are hereby amended:
•	Schedule H, REINSURER Share of Risk, is hereby replaced by the attached Schedule H.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	Attest:

Title:	Title:

Date:	Date:

ACE TEMPEST LIFE REINSURANCE LTD.

By:	Attest:

Title:	Title:

Date:	Date:

AMENDMENT NO. 5
to the
VARIABLE ANNUITY REINSURANCE AGREEMENT
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective                     , this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be updated to properly reflect fund offerings. To effect this change, the following provisions of this Agreement are hereby amended:
•	Schedule B-2, Subaccounts Subject to this Reinsurance Agreement, is hereby replaced by the attached Schedule B-2.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	Attest:

Title:	Title:

Date:	Date:

ACE TEMPEST LIFE REINSURANCE LTD.

By:	Attest:

Title:	Title:

Date:	Date:

AMENDMENT NO. 6
to the
VARIABLE ANNUITY REINSURANCE AGREEMENT
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective May 1, 2003, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be updated to properly reflect fund offerings and to provide the ceding company with the option of terminating based on changes in the reinsurer’s Standard and Poor’s rating (rather than the A.M. Best rating). To effect these changes, the following provisions of this Agreement are hereby amended:
•	Article III, Effective Date, Term and Termination, is hereby replaced by the attached Article III.

•	Schedule B-2, Subaccounts Subject to this Reinsurance Agreement, is hereby replaced by the attached Schedule B-2.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:

Title:

Date:

ACE TEMPEST LIFE REINSURANCE LTD.

By:

Title:

Date:

ARTICLE III – EFFECTIVE DATE, TERM AND TERMINATION
A.	The effective date of this Agreement is July 17, 2000. Business covered by this Agreement includes individual ANNUITY CONTRACTS issued by the CEDING COMPANY that:
(i)	are identified by form in Schedule B-1;

(ii)	have accounts invested only in the investment funds listed in Schedule B-2;

(iii)	are issued on and after the EFFECTIVE DATE but prior to the termination date described in Section B below;

(iv)	are issued within the limits and rules described in Schedule C-1;

(v)	are in compliance with all of the other terms and provisions of this Agreement and Schedules; and

(vi)	are ACTIVE CONTRACTS.
Said contracts being herein defined as the ANNUITY CONTRACTS. The Agreement remains effective for ANNUITY CONTRACTS subject to the terms and conditions of this Agreement, through the TERMINATION DATE, unless terminated pursuant to the paragraphs listed below.

B.	This Agreement will terminate for new ANNUITY CONTRACTS issued by the CEDING COMPANY on the earlier of (i) June 30, 2004 or (ii) the date that cumulative RETAIL ANNUITY PREMIUMS exceed the limit provided in Schedule C-2. RETAIL ANNUITY PREMIUMS paid on an ACTIVE CONTRACT subsequent to issue are unaffected by the limit provided in schedule C-2, paragraph 4.

C.	This Agreement will terminate with respect to each ANNUITY CONTRACT covered hereunder, as of the last date of the REINSURANCE TERM for each such ANNUITY CONTRACT.

D.	The CEDING COMPANY shall have the option of terminating this Agreement for new business, existing business, or both, by giving ninety (90) days advance notice to the REINSURER, upon the occurrence of any of the following:
1.	REINSURER’s Standard and Poor’s Rating is reduced to a “BBB” or lower. REINSURER must report any adverse change in Standard and Poor’s Rating to CEDING COMPANY within fifteen (15) days of the change. Any notice of termination given by the CEDING COMPANY due to such rating reduction shall be deemed withdrawn if the REINSURER’s Standard and Poor’s Rating is restored to a level higher than “BBB” during the 90 day notice period;

2.	An order is entered appointing a receiver, conservator or trustee for management of the REINSURER or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of the REINSURER.

3.	The REINSURER’s U.S. GAAP surplus position is reduced to [REDACTED] of its U.S. GAAP surplus position as of December 31, 1999. The REINSURER must report such a reduction within fifteen (15) days after it occurs. The REINSURER’s U.S. GAAP surplus position as of December 31, 1999 is provided in Schedule J. Any notice of termination given by the CEDING COMPANY due to such surplus reduction shall be deemed withdrawn if REINSURER’s U.S. GAAP surplus position is restored to a level higher than [REDACTED] of its U.S. GAAP surplus position as of December 31, 1999 during the 90 day notice period.

4.	The REINSURER fails to satisfy the INTERIM CLAIM POSITION in accordance with Article VII, provided that the CEDING COMPANY’s notice of termination identifies whether new contracts, existing contracts or both will be subject to termination, and provided further than the CEDING COMPANY’s notice of termination shall be deemed withdrawn if the REINSURER satisfies the INTERIM CLAIM POSITION within 90 days after the date the CEDING COMPANY’s notice of termination is given.
E.	The REINSURER shall have the option of terminating this Agreement for new business, existing business or both by giving ninety (90) days advance notice to the CEDING COMPANY after the occurrence of any of the following:
1.	The CEDING COMPANY fails to provide any timely submission of data in accordance with Schedule I, provided that the REINSURER’s notice of termination identifies whether new contracts, existing contracts or both will be terminated and provided further that the REINSURER’s notice of termination shall be deemed withdrawn if the CEDING COMPANY, within 90 days after the date the REINSURER’s notice of termination is given, provides to the REINSURER all data submissions then in arrears.

2.	The CEDING COMPANY fails to pay a premium due on or before the REMITTANCE DATE. In the event that a premium due is not paid by the REMITTANCE DATE, the REINSURER shall have the right to terminate this agreement by giving ninety (90) days advance notice of termination to the CEDING COMPANY. If all premiums in default are received by the REINSURER within the ninety (90) day notice period, with interest calculated in accordance with the rate provided in paragraph F of this Article, the Agreement will remain in effect. As of the close of the last day of the ninety (90) day notice period, the REINSURER’S liability for all risks reinsured associated with the defaulted premiums under this Agreement will terminate.

F.	Except as otherwise provided herein, upon termination of this Agreement for existing business, REINSURER shall have no reinsurance liability with respect to any VARIABLE ANNUITY CONTRACT. Notwithstanding termination of reinsurance as provided herein, the CEDING COMPANY shall continue to be liable to the REINSURER for all unpaid reinsurance premiums earned by the REINSURER under this Agreement prior to termination. Any net amounts due from either party after termination are subject to a daily interest charge from the REMITTANCE DATE until the date paid. The daily interest rate is equal to 1/365 times the sum of (1) the 3 month LIBOR rate on the preceding MONTHLY VALUATION DATE, as published in the Wall Street Journal, and (2) [REDACTED].

AMENDMENT NO. 7
to the
VARIABLE ANNUITY REINSURANCE AGREEMENT
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Note: This is to server as a placeholder
This Amendment No. 7 was not accepted by Ohio National and was never signed.

AMENDMENT NO. 8
to the
VARIABLE ANNUITY REINSURANCE AGREEMENT
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective October 1, 2003, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be updated to properly reflect fund changes and the availability of the new Guaranteed Principal Protection rider. To effect these changes, the following provisions of this Agreement are hereby amended:
•	Schedule B-1, Contracts Subject to this Reinsurance Agreement (Amendment #3), is hereby replaced by the attached Schedule B-1.

•	Schedule B-2, Subaccounts Subject to this Reinsurance Agreement (Amendment #6), is hereby replaced by the attached Schedule B-2..

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	Attest:

Title:	Title:

Date:	Date:

ACE TEMPEST LIFE REINSURANCE LTD.

By:	Attest:

Title:	Title:

Date:	Date:

AMENDMENT NO. 9
to the
VARIABLE ANNUITY REINSURANCE AGREEMENT
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective May 1, 2004, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be updated to properly reflect fund additions and fund name changes. To effect these changes, the following provision of this Agreement is hereby amended:
•	Schedule B-2, Subaccounts Subject to this Reinsurance Agreement (Amendment #6), is hereby replaced by the attached Schedule B-2.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	Attest:

Title:	Title:

Date:	Date:

ACE TEMPEST LIFE REINSURANCE LTD.

By:	Attest:

Title:	Title:

Date:	Date:

AMENDMENT NO. 10
to the
VARIABLE ANNUITY REINSURANCE AGREEMENT
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective May 1, 2005, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be updated to properly reflect fund additions and fund name changes. To effect these changes, the following provision of this Agreement is hereby amended:
•	Schedule B-2, Subaccounts Subject to this Reinsurance Agreement (Amendment #10), is hereby replaced by the attached Schedule B-2.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:

Title:

Date:

ACE TEMPEST LIFE REINSURANCE LTD.

By:

Title:

Date:

AMENDMENT NO. 11
to the
VARIABLE ANNUITY REINSURANCE AGREEMENT
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective November 9, 2005, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be updated to include two new funds. To effect this change, the following provision of this Agreement is hereby amended:
•	Schedule B-2, Subaccounts Subject to this Reinsurance Agreement (Amendment #10), is hereby replaced by the attached Schedule B-2.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:

Name:

Title:

Date:

ACE TEMPEST LIFE REINSURANCE LTD.

By:

Name:

Title:

Date:

AMENDMENT NO. 12
to the
VARIABLE ANNUITY REINSURANCE AGREEMENT
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective May 1, 2006, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be amended to update the investment funds. To effect this change, the following provision of this Agreement is hereby amended:
•	Schedule B-2, Subaccounts Subject to this Reinsurance Agreement (Amendment #11), is hereby replaced by the attached Schedule B-2.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:

Name:

Title:

Date:

ACE TEMPEST LIFE REINSURANCE LTD.

By:

Name:

Title:

Date:

AMENDMENT NO. 13
to the
VARIABLE ANNUITY REINSURANCE AGREEMENT
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective January 1, 2006, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be amended to include the definition of excluded contracts. To effect this change, the following provisions of this Agreement are hereby amended or added to the treaty:
•	Article I – Definitions, Paragraph B. Contract Definitions is hereby replaced by the attached Article I – Definitions, Paragraph B. Contract Definitions.

•	Schedule H, REINSURER Share of Risk, Amendment #4, is hereby replaced by the attached Schedule H

•	Schedule I, Reporting Format and Data Requirements, is hereby replaced by the attached Schedule I.

•	The attached Schedule K, GMDBs with Dollar for Dollar Withdrawal Provision, is hereby added to the treaty

The Ohio National Life Insurance Company	ACE Tempest Life Reinsurance Ltd.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

ARTICLE I – DEFINITIONS
B. CONTRACT DEFINITIONS:

ANNUITY CONTRACT:	An individual variable annuity contract issued by the CEDING COMPANY that is reinsured under this Agreement.

EXCLUDED CONTRACT:	Any ANNUITY CONTRACT with a GMDB identified in Schedule K that has experienced cumulative NON-SYSTEMATIC WITHDRAWALs of more that [REDACTED] of the RETAIL ANNUITY PREMIUMS and has an ACCOUNT VALUE that is less than [REDACTED] of the GMDB AMOUNT. Any EXCLUDED CONTRACT shall be treated as such only on and after the later of January 1, 2006 and the date as of which it satisfies the conditions identified above. As of July 1, 2007, EXCLUDED CONTRACT may be changed in accordance with Schedule H.

NON-SYSTEMATIC WITHDRAWAL:	A partial withdrawal that is not scheduled to be withdrawn monthly, quarterly, semi-annually or annually. However, a partial withdrawal which would otherwise be considered a NON-SYSTEMATIC WITHDRAWAL will not be considered a NON-SYSTEMATIC WITHDRAWAL if after such withdrawal the account value is equal to [REDACTED] or more of the GMDB amount.

ACTIVE ACCOUNT:	An ANNUITY CONTRACT, other than an EXCLUDED CONTRACT, that remains in effect and has not been terminated due to death, lapse, surrender or some other valid contingency and has not been annuitized.

RETAIL ANNUITY PREMIUMS:	Contributions made to the ANNUITY CONTRACT on behalf of the contract owner, commonly referred to as purchase payments, premiums, or deposits.

CONTRACT TYPE:	One of the ANNUITY CONTRACT forms specified in Schedule B-1.

GMDB TYPE:	One of the Guaranteed Minimum Death Benefits specified in Schedule A, applicable to ANNUITY CONTRACTS.

AMENDMENT NO. 14
to the
VARIABLE ANNUITY REINSURANCE AGREEMENT
Between
THE OHIO NATIONAL LIFE INSURANCE COMPANY
(“CEDING COMPANY”)
and
ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)
Effective May 1, 2007, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be amended to update the investment funds. To effect this change, the following provision of this Agreement is hereby amended:
•	Schedule B-2, Subaccounts Subject to this Reinsurance Agreement (Amendment #12), is hereby replaced by the attached Schedule B-2.

The Ohio National Life Insurance Company	ACE Tempest Life Reinsurance Ltd.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date: